Exhibit 31.2 — Certification of Chief Financial Officer — Sarbanes-Oxley Section 302

I, Kenneth W. Jones, certify that:

1. I have reviewed this annual report on Form 10-K/A of Triad Guaranty Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

/s/  Kenneth W. Jones
Kenneth W. Jones
Senior Vice President and Chief Financial Officer

April 29, 2008